Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-260265) and Form S-8s (No. 333-248682 and No. 333-273576) of Silence Therapeutics plc of our report dated March 13, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

March 13, 2024